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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): MARCH 28, 2000



                             ON COMMAND CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                00-21315                                        77-04535194
           (Commission File                                   (I.R.S. Employer
                Number)                                      Identification No.)

6331 SAN IGNACIO AVENUE, SAN JOSE, CALIFORNIA                      95119
   (Address of principal executive offices)                      (Zip Code)


                                 (408) 360-4500
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)







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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         According to the Schedule 13D most recently filed by Liberty Media Corporation, a Delaware corporation ("Liberty Media"), and Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent"), with the Securities and Exchange Commission, Liberty Media and Ascent beneficially own 17,150,299 shares of common stock, par value $.01 per share (the "On Command Common Stock") of On Command Corporation, a Delaware corporation ("On Command"), and Series A Warrants exerciseable for 1,123,792 shares of On Command Common Stock, constituting total beneficial ownership of 18,274,091 shares of On Command Common Stock, or approximately 57.9%, of the total outstanding On Command Common Stock.

         On February 22, 2000, Liberty Media, Liberty AEG Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Liberty Media ("Liberty Sub"), and Ascent, entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the acquisition of Ascent, pursuant to which
(i) Liberty Media caused Liberty Sub to commence a cash tender offer (the "Offer") for all the outstanding shares of common stock of Ascent (the "Ascent Common Stock") at a purchase price of $15.25 per share (the "Offer Price"), and
(ii) Liberty Sub is to be merged with and into Ascent (the "Merger"). The Offer expired on March 27, 2000, as scheduled, and approximately 25.2 million shares of Ascent Common Stock were validly tendered and not withdrawn pursuant to the Offer. On March 28, 2000, Liberty Sub accepted for payment all shares of Ascent Common Stock tendered, which constitutes approximately 85% of the total outstanding shares of Ascent Common Stock. Liberty Sub purchased such shares at an aggregate purchase price of approximately $385 million with funds contributed to it by Liberty from its cash on hand. Pursuant to the Merger, any issued and outstanding shares of Ascent Common Stock which were not tendered and purchased by Liberty Sub pursuant to the Offer will be converted into the right to receive an amount equal to the Offer Price on the terms and conditions set forth in the Merger Agreement. At the time of the Merger, Ascent will become an indirect, wholly owned subsidiary of Liberty.

         Ascent held the 17,150,299 shares of On Command Common Stock and the Series A Warrants for the purchase of 1,123,792 shares of the common stock referenced above prior to the commencement of the Offer. The consummation of the Offer facilitated Liberty Media's ownership and management of On Command through its majority ownership of Ascent obtained in the Offer. After giving effect to the Offer, Liberty Media beneficially owns, through Ascent, 18,274,091 shares, or approximately 57.9%, of the outstanding On Command Common Stock. Additionally, Ascent is entitled to direct the voting of all shares of On Command Common Stock that may be acquired through the exercise of Series C Warrants as described below.

         In consideration of the advisory and other services that Gary Wilson Partners ("GWP") provided to On Command and Ascent in connection with the acquisition of substantially all of the assets of SpectraVision, Inc. (as previously disclosed by Ascent in its Current Report on Form 8-K, file No. 0-27192, filed on October 25, 1996), On Command issued to GWP Series C Warrants to purchase for cash an aggregate of 3,450,000 shares of On Command Common Stock at an exercise price of $15.27 per share, under the Warrant Agreement dated as of October 8, 1996 between On Command and The Bank of New York. GWP subsequently distributed the Series C Warrants to its partners, employees and agents, including Gary L. Wilson, a director of On Command, who received Series C Warrants to purchase 1,810,000 shares of On Command Common Stock. Pursuant to a Letter Agreement dated April 19, 1996 between Ascent and GWP (the "Letter Agreement"), all of the recipients of the Series C Warrants have agreed that each will vote its shares of On Command Common Stock acquired through the exercise of any Series C Warrant in accordance with the instructions of Ascent, so long as Ascent continues to own 20% of the outstanding shares of On Command Common Stock. As of the date of this filing, none of the recipients have exercised its rights under the Series C Warrants to purchase shares of On Command Common Stock.


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         On Command and Ascent have entered into a Corporate Agreement (the
"Corporate Agreement") that governs certain relationships and arrangements between On Command and Ascent. Pursuant to the Corporate Agreement, for so long as Ascent beneficially owns, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, Ascent may propose, at each election of directors, a slate of directors, or in the case of vacancies, individual directors, for election so that at all times during the term of the Corporate Agreement, a majority of the Board of Directors of On Command (the "On Command Board") is comprised of persons designated by Ascent. In addition, pursuant to the Corporate Agreement, as amended, for so long as Ascent owns the largest percentage (and at least 40%) of the outstanding shares of On Command Common Stock, On Command, among other things, (i) will not incur any indebtedness, other than that under its existing credit facility (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together shall not exceed $200 million in the aggregate through June 30, 2000, or issue any equity securities or any securities convertible into equity securities without Ascent's prior consent, and (ii) may not amend its Certificate of Incorporation or Bylaws without Ascent's prior consent.

         The foregoing description of the Corporate Agreement is qualified in its entirety by reference to the full text of the Corporate Agreement dated as of October 8, 1996, between Ascent and On Command, and the exhibits thereto, a copy of which has been incorporated by reference as Exhibit 10.2 hereto.

         The Merger Agreement provides that promptly after the purchase of a majority of the outstanding shares of Ascent Common Stock pursuant to the Offer, Liberty Sub shall be entitled to designate such number of directors to the Board of Directors of Ascent (the "Ascent Board"), as will give Liberty Sub representation proportionate to its ownership interest. A new Ascent Board has been appointed consisting entirely of Liberty designees. The Merger Agreement further provides that Ascent shall use its best efforts to cause persons designated by Liberty Sub (the "Liberty Designees") to constitute the same percentage as persons designated by Liberty Sub shall constitute of the Ascent Board of (i) the On Command Board, realizing that Ascent has the right to appoint only a majority of the On Command Board under the terms of the Corporate Agreement described above, and (ii) each committee of the On Command Board, in each case, only to the extent permitted by applicable law. On April 6, 2000, at a Special Meeting of the On Command Board, the following proposals, among others, were approved by the On Command Board: (i) the acceptance of the resignations of two members of the On Command Board and the appointment of five Liberty Designees as directors of On Command, (ii) the appointment of Jerome H. Kern, a Liberty Designee, as Chairman of the Board/Chief Executive Officer of On Command, (iii) the appointment of an executive committee of the On Command Board, consisting entirely of Liberty Designees, and the appointment of a Liberty Designee to each of the compensation committee and the audit committee of the On Command Board, and (iv) in connection with his appointment as Chairman of the Board/Chief Executive Officer, the approval of the principal terms of a compensation arrangement with Jerome H. Kern, the definitive terms of and documents for which have not been finalized, whereby Mr. Kern, who is also a director of Liberty, would receive up to 2.7 million shares of On Command Common Stock in exchange for promissory notes from Mr. Kern to On Command. Following the April 6th meeting, the On Command Board is comprised of Jerome H. Kern, Paul
A. Gould, Gary S. Howard, Peter M. Kern, Carl E. Vogel, James A. Cronin, III, Richard D. Goldstein, J.C. Sparkman, J. David Wargo and Gary L. Wilson. Liberty Sub retains the right under the Merger Agreement to designate such additional directors to the On Command Board as it is permitted to, including as would constitute a majority representation thereon.

         The preceding description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement dated as of February 22, 2000 among Liberty Media, Liberty Sub and Ascent, and the exhibits thereto, a copy of which has been incorporated by reference as Exhibit 10.1 hereto.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
   10.1 Agreement and Plan of Merger between Liberty Media, Liberty Sub and Ascent, dated as of February 22, 2000

   10.2 Corporate Agreement dated October 8, 1996, between Ascent and On Command (incorporated by reference to Exhibit 10.22 to Ascent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   99               Press Release issued by On Command on April 6, 2000


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 12, 2000


                                         ON COMMAND CORPORATION


                                         By:  /s/ David B. Ehrlich
                                             -----------------------------------
                                              David B. Ehrlich
                                              Acting Assistant General Counsel

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                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
   10.1 Agreement and Plan of Merger between Liberty Media, Liberty Sub and Ascent, dated as of February 22, 2000

   10.2 Corporate Agreement dated October 8, 1996, between Ascent and On Command (incorporated by reference to Exhibit 10.22 to Ascent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   99               Press Release issued by On Command on April 6, 2000